Exhibit 99.4

June 21, 2021

Manycore Tech Inc. (the “Company”)

Floor 11, Building 1, Matrix International

No. 515 Yuhangtang Road

Gongshu District, Hangzhou, 310000

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on or about June 21, 2021 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Kevin C. Wei

Name: Kevin C. Wei